Exhibit 23

CONSENT OF EXPERT

We consent to the references to our firm with respect to estimation of the liability of Maremont Corporation for pending and reasonably estimable unasserted future asbestos-related claims, which are included in Note 17 of the Notes to Consolidated Financial Statements in the Quarterly Report on Form 10-Q of ArvinMeritor, Inc. (“ArvinMeritor”) for the Quarterly Period ended April 2, 2006, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form	Registration No.	Purpose
S-8	333-107913	ArvinMeritor, Inc. Savings Plan
S-3	333-58760	Registration of debt securities
S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Savings Plan
S-8	333-49610	1997 Long-Term Incentives Plan
S-3	333-43146	Arvin Industries, Inc. Savings Plan
S-3	333-43118	Arvin Industries, Inc. 1988 Stock Benefit Plan
S-3	333-43116	Arvin Industries, Inc. 1998 Stock Benefit Plan
S-3	333-43112	Arvin Industries, Inc. Employee Stock Benefit Plan
S-3	333-43110	Arvin Industries, Inc. Employee Savings Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

/s/ Charles E. Bates

Bates White LLC

Date: April 28, 2006